Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our report dated January 29, 1999, with respect to the financial statements and schedules of Commercial Assets, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998.





                                                               Ernst & Young LLP


Denver, Colorado
March 24, 1999